                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C., 20549

                                    --------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          DATE OF REPORT: JUNE 20, 2003
                        (Date of earliest event reported)

                             ----------------------

                              QUALMARK CORPORATION

--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                             ----------------------



            COLORADO                     0-28484               84-1232688
 -------------------------------     ----------------     --------------------
 (State or other jurisdiction of       (Commission           (IRS Employer
 incorporation or organization)        File Number)        Identification No.)



                  4580 FLORENCE STREET, DENVER, COLORADO 80238
        ----------------------------------------------------------------
               (Address of principal executive offices, zip code)


                                 (303) 245-8800
                 ----------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

On June 20, 2003, the Registrant received the arbitration decision regarding claims brought by Gregg K. Hobbs. Dr. Hobb's original arbitration demand, dated May 31, 2001, alleged that the Company breached several provisions in the September 30, 1995 separation agreement, executed between Dr. Hobbs and the Registrant. The arbitrator found damages totaling $261,650, including interest, in favor of Dr. Hobbs for the breach of certain provisions of the agreement. The arbitrator also confirmed that certain claims of breaches originally alleged by Dr. Hobbs were dismissed. Based on the decision, both parties can make respective requests for attorneys' fees and costs for the claims on which each party prevailed, which must be filed by July 11, 2003. On June 23, 2003, Dr. Hobbs filed an application for confirmation of the arbitration decision in the District Court for the City and County of Denver, Colorado. The Registrant and its counsel are evaluating the arbitration ruling, as well as the impact it will have on the other pending litigation with Dr. Hobbs. The Registrant is also evaluating the impact of the damages, legal fees, and payment timing on its financial position, which could be material depending on the outcome of these matters.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

         (c)      Exhibits.
                  99.1 Press Release dated June 27, 2003, announcing the arbitration decision regarding claims brought by Gregg K. Hobbs.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         QUALMARK CORPORATION
                                         (Registrant)


Date: June 27, 2003                      By:  /s/ CHARLES D. JOHNSTON
                                            -----------------------------------
                                            Charles D. Johnston
                                            President & CEO

                                 EXHIBIT INDEX

                  Exhibits.
                  99.1 Press Release dated June 27, 2003, announcing the arbitration decision regarding claims brought by Gregg K. Hobbs.